Exhibit 99.7

Johnson
Mackowiak
Moore
& Myott, LLP

Certified Public Accountants & Consultants

INDEPENDENT AUDITOR'S REPORT

January 31, 1997

To the Board of Directors
Dunkirk and Fredonia Telephone Company
40 Temple Street
Box 209
Fredonia, New York 14063


We have audited the accompanying consolidated balance sheet of Dunkirk and Fredonia Telephone Company (a wholly owned subsidiary of Lynch Telephone Corporation, VIII) and subsidiaries as of December 31, 1996 and the related consolidated statements of income, retained earnings and cash flows for the period November 26, 1996 through December 31, 1996. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards and the Government Auditing Standards, issued by the Comptroller General of the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Dunkirk and Fredonia Telephone Company and subsidiaries as of December 31, 1996 and the results of their operations and their cash flows for the period then ended in conformity with generally accepted accounting principles.

The accompanying statements present only the operation of Dunkirk and Fredonia Telephone Company and its subsidiaries since the date of sale of 100% of its stock to Lynch Telephone Corporation VIII.

JOHNSON, MACKOWIAK, MOORE & MYOTT LLP